Exhibit 31.2

CERTIFICATION

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Brian. P. MacDonald, Vice President and Chief Financial Officer of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Sunoco Logistics Partners L.P.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ BRIAN P. MACDONALD

Name: Brian P. MacDonald
Title: Vice President and Chief Financial Officer
Date: February 29, 2012